                                                                    Exhibit 4.4

                               FIRST AMENDMENT TO
                               ------------------
                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
                    -----------------------------------------
                   ALL STAR/ANNIVERSARY SAFETY INCENTIVE PLAN
                   ------------------------------------------

     WHEREAS,  the Providence  and Worcester  Railroad  Company (the  "Company")
adopted the  Providence  and  Worcester  Railroad  Company All  Star/Anniversary
Safety Incentive Plan (the "Plan") as of January 1, 2004;

     WHEREAS,  the undersigned has been designated as the  Administrator  of the
Plan by the Compensation Committee of the Board in accordance with the Plan;

     WHEREAS, the Administrator has determined that a clarification of Section 6 of the Plan is necessary  in order to have it conform with the  intention of the
Company,  in  establishing  the Plan,  that the Plan serve as an  incentive  for employees to strive for continued safe work records; and

     WHEREAS,  the Plan provides that the  Administrator  "may amend the Plan at any time or from time to time; provided,  however, that any amendment that would increase  the  aggregate  number  of shares  that may be issued  under the Plan, materially  increase  the  benefits  accruing to  employees  under the Plan,  or materially  modify the  requirements as to eligibility for  participation in the
Plan shall be subject to the approval of the Board.";

     NOW, THEREFORE, Section 6 of the Plan is hereby amended by the addition, at the end of the first sentence thereof, of the following:

               "; provided,  however, that the award of Common Shares for 1 year without an Injury listed below shall be available only with respect to the first year of  employment  for  Employees who were hired after the
          Effective  Date of the Plan and who  complete  the first year of their employment with the Company without an Injury."

     Except as modified  hereby,  the Plan remains  unmodified and in full force and effect.

     IN WITNESS WHEREOF,  the Plan Administrator has caused this First Amendment to be executed as of the 13th day of July, 2005.

                            /s/ Robert J. Easton
                               -----------------------------------------------------
                                Robert J. Easton, Administrator of
                                Providence and Worcester Railroad Company
                                All Star/Safety Incentive Plan